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                                                                    Exhibit 23.2

                        [LETTERHEAD OF COOPERS & LYBRAND]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-3 of Geotek Communications, Inc. of our report dated March 13, 1998 on our audits of the financial statements of National Band Three Limited as of 31 December 1997 and 1996, and for the years ended 31 December 1997 and 1996, which report is included in the Company's Annual Report on Form 10-K for the fiscal year ended 31 December 1997.




/s/ Coopers & Lybrand
London, United Kingdom

April 20, 1998